                                                                     EXHIBIT 4.8

                                  TRANSLATION

                            WORKING CAPITAL BANK LOAN

CONTRACT NO.:     2001     GONG-015


KIND OF LOAN:     INDUSTRIAL ENTERPRISES WORKING CAPITAL FACILITIES

Borrower (Party A):        Dongguan Kwan Hong Electronics Co. Ltd.
Residence:                 Siu Bin Estate, Cheung On, Dongguan City
Postal No.:
Legal Representative
  (Person in charge):      Tam Man Chi
Fax No.: 5539301           Tel. No.: 5312093


Lender (Party B):          China Construction Bank
                           Dongguan City Cheung On Branch

Residence:                 No. 28 Cheung Chung Road, Cheung On Town, DongGuan
                           City
Postal No.:
Responsible Person:        Got Sun Wah
Fax No.:                   Tel. No.: 5534237

Borrower (hereinafter called Party A):   Dongguan Kwan Hong Electronics Co. Ltd.

Lender (hereinafter called Party B):     China Construction Bank
                                         Dongguan City Cheung On Branch


      Party A applies for a loan from Party B and Party B agrees such loan application. According to the relevant rules and regulations, both parties A and B agreed, through negotiations, to sign this contract, so that they can comply with and execute jointly.

Item No. 1   Amount of Loan

Party A borrows a loan of RENMINBI TWO MILLION DOLLARS (in words) from Party
B.

Item No. 2   Loan Purpose

Party A will use the loan as a source of fund for meeting short term needs.

Item No. 3   Period of Loan

The loan period as set out in this contract is one year, starting from August 21, 2001 to August 20, 2002.

If the starting date of the loan period set out in the contract is different from the date of fund transfer of the transfer voucher, then the date of first time fund transfer will be treated as correct. The fund transfer voucher is part of this contract and has the same legal validity with this contract.

Item No. 4   Loan Interest Rate, Calculation of Interest and Closing Date
             of Interest

(1)   The loan interest rate under this contract is 5.85%.

(2) The loan interest will be calculated starting from the day when the fund has been transferred to Party A's account. The loan interest is computed on daily basis and is computed once per month. The closing date of computing interest is 20th in each month. Daily interest rate = monthly interest rate / 30.

(3) After signing this contract but before transferring the fund for the first time, if The People's Bank of China adjusts the interest rate, then (ii) hereunder will apply:

      (i)   the interest rate stated in the contract remains applicable.

      (ii)  the contract will be executed under the new interest rate policy.

(4) The adjustment of interest rate and the calculation and collection of interest follows the rules set out by The People's Bank of China. If The People's Bank of China amends the relevant rules during the contract period and if the changes are applicable to this contract, Party B can follow the amended rules to execute the contract without informing Party A.

Item No. 5  Release and Use of Loan

(1)   Pre-requisites for Releasing Loan

      (i) Party B has the obligations to release the loan only when the following pre-requisites have been satisfied, except for those given up wholly or partly by Party B:

            (a) Party A had already completed all the approval and registration procedures relating to this loan contract and paid the expenses and completed all other relevant procedures, according to the relevant rules and regulations;

            (b) If there is a guarantee under this contract, the guarantee contract, which satisfies Party B's requirement, or other form of guarantee have already taken effect;

            (c) Party A had not performed any act which is considered a breach of contract as stated in the contract;

            (d)   Other prerequisites as agreed. N/A

      (ii) Party B will release the fund within 3 days after Party A has completed the pre-requisites afore-mentioned.

(2)   Plan for Use of Fund

      (i)   August 21, 2001 Amount RENMINBI TWO MILLION DOLLARS.

      (ii)  N/A

      (iii) N/A

      (iv)  N/A

      (v)   N/A

      (vi)  N/A

Item No. 6  Repayment of Loan

(1)   Principle of Repayment

Any repayment from Party A under this contract should be under the principle that the payment is for interest first and then the principal.

(2)   Payment of Interest

On the closing date of interest, Party A should pay the interest to Party B. The first interest paying date is the first interest closing date after the release of fund. Upon the last repayment date, the interest should be cleared up together with the principal.

(3)   Plan for repayment of Principal

Party A should repay the principal according to the following plan:

      (i)   August 20, 2002 Amount RENMINBI TWO MILLION DOLLARS;

      (ii)  N/A

      (iii) N/A

      (iv)  N/A

      (v)   N/A

      (vi)  N/A

(4)   Method of Repayment

Before the repayment due date as set out in the contract, Party A should reserve sufficient fund in his bank account opened with Party B and transfer the fund for settlement of the loan. Or Party A can settle the repayment by transferring fund from the other accounts on the repayment date. If Party A did not repay the loan according to the time schedule, Party B has the right to get back the payment from Party A's account opened with The People's Bank of China.

(5)   Early Repayment of Loan

      (i) If Party A wants to repay the interest earlier than the agreed date, he is required to inform Party B only.

      (ii) If Party A wants to repay the principal earlier than the agreed date, he should make a written application to Party B 30 bank working days in advance. With the consent of Party B, Party A can repay the principal wholly or partly earlier.

            In case Party A repays the principal earlier, the interest will be calculated based on the actual number of days the fund is borrowed and the loan interest rate as set out in the contract.

            If Party A repays the principal earlier, Party A agrees to pay a compensation to Party B. Compensation = the amount of principal repaid earlier x 0.00005 x number of days early repaid.

            If Party A repays the loan by installments and he repays part of the principal earlier, the repayment should follow the descending order of the repayment plan. After Party A repays the loan earlier, any outstanding amount will be treated according to the interest rate set out in the contract.

Item No. 7  Guarantee for the Loan

There is a guarantee for the loan, the form of guarantee will be based on the point (4) below:

(1)   Guarantee.

(2)   Mortgage.

(3)   Pledge.

(4)   Standby Letter of Credit.

(5)   Guarantee Insurance.

(6)   Others. N/A

Item No. 8  Rights and Obligations of Party A

(1)   Rights of Party A

      (i) Has the right to request Party B to release the fund according to the terms of the contract;

      (ii) Has the right to use the fund for the purpose as stated in the contract;

      (iii) Has the right to request Party B to extend the loan period upon satisfying the requirements of Party B;

      (iv) Has the right to request Party B to keep confidential the financial information and the commercial secret in production and operation as provided by Party A, except those are provided otherwise under legal rules and regulations.

(2)   Obligations of Party A

      (i) Party A should provide the relevant financial and accounting information, production and operation information as requested by Party B, including but not limited to the profit and loss account, balance sheet on a quarterly basis, which should be submitted to Party B within 15 bank working days after the close of the quarter. A cash flow statement for the year should also be provided at the end of the year. Party A should be responsible to the correctness, integrity and effectiveness of the information provided;

      (ii) The loan should be used for the purpose as stated in the contract. Misuse or misappropriation of fund is not allowed;

      (iii) Party A should take the initiative to co-operate with Party B in the checking and supervision on his production and operation, financial activities and the use of loan under this contract;

      (iv) Party A should repay the principal and interest of the loan according to the time schedule as stated in the contract;

      (v) Party A and its investors is not allowed to misappropriate its capital fund or transfer its assets so as to avoid the liabilities owed to Party B;

      (vi) Before clearing up all the principal and interest owed to Party B, Party A is not allowed to use any assets purchased by the loan funding to provide guarantee to third party and without the consent of Party B;

      (vii) During the contract period, if Party A intends to provide guarantee for other party's liabilities and this may affect his ability to repay the loan under this contract, Party A should inform Party B in writing in advance and obtain Party B's consent;

      (viii) If guarantor of this contract stops production, suspends its business, is cancelled of its registration, is disqualified for business license, bankrupts, have its business dismissed and operates with loss etc., his ability to act as a guarantor under this contract has lost wholly or partly; or there is a reduction in valuation, loss or damage due to accidents in the properties under charge or mortgage in this contract, Party A should provide other guarantee as accepted by Party B;

      (ix) During the contract period, if there is a change in the name of Party A, the legal representative (person in charge), place of residence, scope of business, registered share capital etc., Party A should inform Party B in time;

      (x) During the contract period, if Party A has occurred any of the followings: such as subcontracting, leasing, change in share structure, business association, merger, acquisition, spin-off, joint-venture, applying for suspension of business and reconstruction, applying for dismissal or bankruptcy etc., the action of which will affect the realization of the rights of liabilities of Party B, Party A should inform Party B in writing 30 days in advance and obtain Party B's consent. And he should execute the repayment of loan and guarantee according to Party B's requirement;

      (xi) During the contract period, if Party A stops production, suspends its business, is cancelled of its registration, is disqualified for its business license, has it legal representative or principal person in charge engaged in illegal activities, is involved in significant legal dispute, faces a significant difficulty in production and operation, has its financial position deteriorated etc., which will adversely affect Party A to fulfill his obligations of repayment under the contract, Party A should inform Party B at once in writing, and he should execute the repayment of loan and guarantee according to Party B's requirement;

      (xii) Party A should bear all the relevant legal service fee, insurance, assessment, registration, custody, authentication and certification etc expenses relating to this contract and the guarantee under this contract.

Item No. 9  Rights and Obligations of Party B

(1)   Rights of Party B

      (i) Has the right to understand the production and operation, financial activities of Party A. He also has the right to request Party A to provide the relevant information on planning, statistics, financial and accounting reports etc.;

      (ii) For any payments, according to the terms of contract, owed from Party A to Party B, Party B has the right to collect the sum from Party A's account, in any kind of currency, opened in China Construction Bank,

(2)   Obligations of Party B

      (i) Party B should release the fund in full on time schedule to Party A according to the terms of the contract, except for the delay caused by Party A;

      (ii) Party B should keep confidential on the commercial secret of production and operation and on the financial information provided by Party A, except those provided otherwise in legal rules and regulations.

Item No. 10 Obligations under Breach of Contract

(1)   Circumstances of Breach of Contract

      (i)   Party A's Breach of Contract

            (a) Party A does not follow Party B's requirements to provide correct, complete and effective financial, accounting information, production and operation and other relevant information;

            (b) Party A uses the fund for the purpose other than that provided in the contract;

            (c) Party A does not repay the loan principal and interest according to the time schedule set out in the contract;

            (d) Refuse or interfere Party B in checking and supervising Party A's use of loan situation;

            (e) Party A transfers assets or misappropriates fund so as to avoid his liabilities to Party B;

            (f) The operation and financial situations of Party A is deteriorated and he cannot meet his liabilities; or he involves in or will involve in an important legal proceeding or arbitration or other legal dispute, and Party B considers that this may affect or has affected Party B's rights under this contract;

            (g) Party A has other liabilities which may affect or has affected the fulfillment of obligations of Party A under this contract to Party B;

            (h) Party A has not meet his liabilities owed to China Construction Bank when it falls due;

            (i) During the contract period, Party A engages in activities that resulted in a change in operation form or system, such as subcontracting, leasing, merger, acquisition, joint-venture, spin-off, business association, change in share structure etc., and Party B considers that this may affect or damage or has affected or damaged his rights under the contract;

            (j) Any other situations that Party B considers which will affect the realization of his liability rights

            (k)   violates any other obligations set out in the contract.

      (ii) When the guarantor acts in any of the following mentioned, and Party A cannot provide another new guarantor according to the requirement of Party B, Party A should be considered a breach of contract:

            (a) Guarantor engages in subcontracting, leasing, merger, acquisition, joint-venture, spin-off, business association, change in share structure, bankruptcy, cancellation etc situations, which are sufficient to affect the guarantor's abilities to bear and guarantee his liabilities;

            (b) Guarantor provides a guarantee to third party which exceeds what his ability can bear;

            (c)   Guarantor lost or may lose his ability to act as a guarantor;

            (d) Any situations under the guarantee contract that the guarantor is in breach of contract.

      (iii) Where the mortgagor acts in any of the following mentioned, and Party A cannot provide another new guarantor according to the requirement of Party B, Party A should be considered a breach of contract:

            (a) Mortgagor fails to execute insurance on the mortgaged property according to the requirement of Party B, or fails to arrange insurance claim for compensation after the occurrence of insurance matter as set out in the contract;

            (b) The property under mortgage was damaged, lost or reduced in value due to the consequence of a third party's act, and mortgagor fails to arrange the claim for insurance compensation as set out in the contract;

            (c) Without written consent of Party B, mortgagor give the property under mortgage to third party as a gift; he transfers, leases out, re-mortgage, relocates or uses other ways to treat the property under mortgage;

            (d) With the consent of Party B, mortgagor disposes the property under mortgage, but the disposal proceed is not used according to the terms set out in the contract;

            (e) The property under mortgage was damaged, lost, reduced in value that such loss is sufficient to affect the repayment of liabilities under this contract. Mortgagor did not restore the value of the property under mortgage on time or he cannot provide other guarantee as requested by Party B;

            (f) Any situations under the mortgage contract that the mortgagor is in breach of contract.

      (iv) Where the pledger acts in any of the following mentioned, and Party A cannot provide another new guarantor according to the requirement of Party B, Party A should be considered a breach of contract:

            (a) No insurance for the property under pledge has been provided as required by Party B, or after some events relating to insurance claims happened, the pledger did not arrange the claim for insurance compensation as set out in the contract;

            (b) The property under pledge was damaged, lost or reduction in value, due to the consequence of a third party's act, and pledger fails to arrange the claim for insurance compensation as set out in the contract;

            (c) With the consent of Party B, pledger disposes the property under mortgage, but the disposal proceed is not used according to the terms set out in the contract;

            (d) The property under pledge was damaged, lost, reduced in value that such loss is sufficient to affect the repayment of liabilities under this contract. Pledger did not restore the value of the property under mortgage on time or he cannot provide other guarantee as requested by Party B;

            (e) Any situations under the pledge contract that the pledger is in breach of contract

      (v) The guarantee contract or other guarantee form is not with effect, is void, is disqualified, or other situations that the guarantor lost the ability to give guarantee wholly or partly or he refuses to fulfill the responsibilities under the guarantee contract, Party A fails to provide a new guarantee as required by Party B, Party A will be treated as in breach of contract.

(2)   Remedy Actions for Breach of Contract

If there is an occurrence of breach of contract events as aforementioned at (i) to (v), Party B has the right to exercise one or more than one of the following rights:

      (i) Stop the release of loan and announce the loan maturity due immediately, and request Party A to repay all liabilities, fall due or not, such as principal, interest, expenses under this contract.

      (ii) Impose a breach penalty charge of 5% on the principal of the loan on Party A.

      (iii) Party A uses the fund for purpose other than that stated in the contract, a penalty interest on the amount of fund misused will be charged according to the relevant regulations of The People's Bank of China.

      (iv) Before the maturity date of the loan, compound interest will be charged on the overdue interest on Party A based on the interest rate and calculation method mentioned in Item No. 4.

      (v) Party A fails to repay the loan principal and interest upon the maturity of the loan, (including those that Party B announced as early matured loan principal and interest, wholly or partly), an interest and compound interest will be charged based on the overdue interest rate of The People's Bank of China at the time and the interest calculation method as set out in the contract. Loan becomes overdue means Party A fails to repay the loan according to the time schedule or repay the loan on the date beyond the time schedule as set out in the contract.

      (vi) Party B can collect the money from Party A's account opened in the China Construction Bank in any currency.

      (vii) Requests Party A to provide new guarantee for the liabilities under the loan contract according to Party B's requirements.

      (viii) Exercise rights under the guarantee.

      (ix)   Dismiss this contract.


Item No. 11 Other Matters

(1)   N/A

(2)   N/A

(3)   N/A

(4)   N/A


Item No. 12 Solutions for Contract Dispute

Any dispute arising from the course of the contract could be resolved through negotiations. If resolution could not be reached through negotiation, it could be resolved according to the method (1) mentioned below:

(1)   Appeal to the People's Court at the place where Party B resides

(2)   N/A

During the period of appeal or arbitration, the terms, other than that under dispute, of the contract should be observed.

Item No. 13 Effectiveness of the Contract

This contract takes effect after signing by the legal representative (person in charge) or authorized agent of Party A together with a corporate chop and by the person in charge or authorized agent of Party B together with a corporate chop.

Item No. 14 This contract is in quadruplicate.

Item No. 15 Terms of Announcement

(1) Party A knows clearly the scope of business and the limits of rights of Party B.

(2) Party A had already read all the terms of the contract. Upon the request of Party A, Party B had explained the terms of the contract to Party A. Party A knows and understands thoroughly the meanings and their legal effects of the contract terms.

(3)   Party A has the right to sign this contract.


Party A (Chop): Chop of Dongguan Kwan Hong Electronics Co. Ltd.

Legal Representative (Person in charge
  or Authorized Agent)(signature):                 Signed by Tam Man Chi
                                                   August 15, 2001


Party B (Chop):  Chop of China Construction Bank, Dongguan Branch

Person in Charge or Authorized Agent (signature):  Signed by Man Sin Hua
                                                   August 15, 2001